UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2019

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13139 Jess Pirtle Blvd. Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On February 28, 2019, Applied Optoelectronics, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Raymond James & Associates, Inc. and Cowen and Company, LLC (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to sell and the Initial Purchasers agreed to purchase $70.0 million aggregate principal amount of 5.00% Convertible Senior Notes due 2024 (the “Initial Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The Company also granted the Initial Purchasers an option to purchase up to an additional $10,500,000 aggregate principal amount of the notes.  On March 1, 2018, the Initial Purchasers exercised in full their option to purchase an additional $10,500,000 aggregate principal amount of the notes (the “Additional Notes”, and together with the Initial Notes, the “Notes”).  The offering for the Initial Notes and the Additional Notes closed on March 5, 2019.

The sale of the Notes generated net proceeds of approximately $76.4 million, after deducting the Initial Purchasers’ discounts and estimated offering expenses payable by the Company.  The Company intends to use approximately $37.8 million of the net proceeds from the offering to fully repay its capital expenditure loan and real estate term loan with Branch Banking and Trust Company and to use the remainder for general corporate purposes.

Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, and other federal or state statutory laws or regulations.  The Purchase Agreement contains customary representations, warranties and covenants, the terms and conditions for the sale of the Notes to the Initial Purchasers, contribution obligations and other terms and conditions customary in agreements of this type.  This description of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Indenture and the Notes

The Notes were issued pursuant to an indenture, dated as of March 5, 2019 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee, paying agent, and conversion agent (the “Trustee”). The Notes bear interest at a rate of 5.00% per year, payable in cash semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2019. The Notes will mature on March 15, 2024, unless earlier repurchased, redeemed or converted in accordance with their terms.

The Notes are convertible at the option of holders of the Notes at any time until the close of business on the scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the Notes will receive shares of the Company’s common stock, together, if applicable, with cash in lieu of any fractional share, at the then-applicable conversion rate. The initial conversion rate is 56.9801 shares of the Company’s common stock per $1,000 principal amount of Notes (representing an initial conversion price of approximately $17.55 per share of common stock, which represents an initial conversion premium of approximately 30% above the closing price of $13.50 per share of the Company’s common stock on February 28, 2019), subject to customary adjustments. If a make-whole fundamental change (as defined in the Indenture ) occurs, and in connection with certain other conversions before March 15, 2022, the Company will in certain circumstances increase the conversion rate for a specified period of time.

Initially there are no guarantors of the Notes, but the Notes will be fully and unconditionally guaranteed, on a senior, unsecured basis by certain of the Company’s future domestic subsidiaries.  The Notes are the Company’s senior, unsecured obligations and are equal in right of payment with existing and future senior, unsecured indebtedness, senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes and effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness.  The Note Guarantee (as defined in the Indenture) of each future guarantor, if any, will be such guarantor’s senior, unsecured obligations and are equal in right of payment with existing and future senior, unsecured indebtedness, senior in right of payment to such future guarantor’s existing and future indebtedness that is expressly subordinated to the Notes and effectively subordinated to such future guarantor’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness.

Holders may require the Company to repurchase their Notes upon the occurrence of a fundamental change (as defined in the Indenture) at a cash purchase price equal to the principal amount thereof plus accrued and unpaid interest, if any.

The Company may not redeem the Notes prior to March 15, 2022.  On or after March 15, 2022, the Company may redeem for cash all or part of the Notes if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (ii) the trading day immediately before the date the Company sends such redemption notice.  The redemption price is equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.  In addition, calling any Note for redemption will constitute a “make-whole fundamental change” with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

The Indenture contains covenants that limit the Company’s ability and the ability of our subsidiaries to, among other things: (i) incur or guarantee additional indebtedness or issue disqualified stock; and (ii) create or incur liens.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indenture and the Form of Note representing the Company’s 5.00% Convertible Senior Notes due 2024, copies of which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.

Third Amendment

On March 5, 2019, the Company executed a Third Amendment (the “Third Amendment”) to the Loan Agreement (the “Loan Agreement”), dated September 28, 2017, as amended, with Branch Banking and Trust Company (the “Lender”) pursuant to which the Company has established a revolving credit line used for working capital purposes.  The Third Amendment to the Loan Agreement, among other things: (i) contemplates the issuance of the Notes and the subsequent conversion of the Notes into common stock in accordance with the terms of the Indenture, including the payment of cash for any fractional shares; (ii) adjusts pricing of the unused line fee to 0.20% per annum; (iii) reduces the maximum commitment under the line of credit from $60,000,000 to $25,000,000; and (iv) provides that, so  long as the Company’s utilization of the revolving credit line is not greater than 60% of the available commitment, the Company will not be required to comply with its financial covenants, including its fixed charge coverage ratio or funded debt to EBITDA covenant, and provided that, such restriction on utilization will not apply during the period of time commencing seven business days prior to the end of any fiscal quarter through seven business days after the subsequent fiscal quarter.  This description of the Third Amendment is qualified in its entirety by reference to the text of the Third Amendment, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above relating to the Purchase Agreement, Indenture and Notes is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated herein by reference.

The Notes, and the shares of the Company’s common stock issuable upon exchange of the Notes, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Company offered and sold the Notes to the Initial Purchasers in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act.  The Initial Purchasers then sold the Notes to persons reasonably believed to be qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock.  A maximum of 5,962,957 shares of common stock may be issued upon conversion of the Notes, subject to customary anti-dilution adjustments.

Item 8.01. Other Events.

On February 28, 2019, the Company issued a press release announcing the pricing of the Notes.

A copy of the press release announcing the pricing of the Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of March 5, 2019 between Applied Optoelectronics, Inc. and Wells Fargo Bank, National Association, as trustee, paying agent, and conversion agent.

4.2	Form of Note representing the Company’s 5.00% Convertible Senior Notes due 2024 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

10.1	Purchase Agreement, dated as of February 28, 2019 by and among Applied Optoelectronics, Inc., Raymond James & Associates, Inc. and Cowen and Company, LLC.

10.2	Third Amendment to Loan Agreement, dated March 5, 2019, between Applied Optoelectronics, Inc. and Branch Banking and Trust Company.

99.1	Press Release issued by Applied Optoelectronics, Inc. on February 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED OPTOELECTRONICS, INC.

Date: March 5, 2019	By:	/s/ David C. Kuo
	Name:	David C. Kuo
	Title:	General Counsel and Secretary